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                                                                     EXHIBIT 5.1

[BRYAN CAVE LOGO & LETTERHEAD]

December 22, 2005


West Pointe Bancorp, Inc.
5701 West Main Street
Belleville, Illinois 62226

Re:      West Pointe Bancorp, Inc. Amended and Restated Dividend Reinvestment
         Plan

Ladies and Gentlemen:

We have acted as counsel to West Pointe Bancorp, Inc. (the "Company") in connection with that certain Registration Statement on Form S-3 (the "Registration Statement"), providing for, among other things, the registration of 25,000 shares of the Company's common stock, par value $1.00 per share (the "New Shares"), under the West Pointe Bancorp, Inc. Amended and Restated Dividend Reinvestment Plan (as so amended and restated, the "Plan"). The Plan also relates to 50,000 shares of the Company's common stock, par value $1.00 per share (the "Original Shares"), authorized under the original Plan and registered on the Registration Statement on Form S-3 (Commission File No. 333-68800) filed by the Company on August 31, 2001 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

In connection herewith, we have examined:

         (1)      the Registration Statement; and

         (2)      the Plan.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation, as amended, the Bylaws of the Company (each as incorporated by reference in the Registration Statement) and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinion hereinafter expressed. In our examination of the Plan, the Registration Statement and the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied

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West Pointe Bancorp, Inc.
December 22, 2005
Page 2                                                            BRYAN CAVE LLP


without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Registration Statement.

In connection herewith, we have assumed that all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the New Shares covered by the Registration Statement have been duly authorized for issuance, and upon the issuance and delivery of the New Shares under the Plan, the New Shares will be validly issued, fully paid and nonassessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinion set forth herein is further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

         (a) Our opinion herein reflects only the application of applicable Illinois law (excluding the securities and blue sky laws of such State) and the Federal laws of the United States. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

         (b) We express no belief with respect to any matters related to compliance with the Conduct Rules of the National Association of Securities Dealers, Inc.

This opinion letter is being delivered by us in connection with the filing of the Registration Statement with the Securities and Exchange Commission. We do not give any opinions except as set forth above. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,




/s/ Bryan Cave LLP